Exhibit 99.1

The Kraft Heinz Company Announces Successful Completion of the Merger between

Kraft Foods Group and H.J. Heinz Holding Corporation

Combination Creates Unparalleled Portfolio of Powerful and Iconic Brands

Thursday, July 2, 2015

PITTSBURGH, Pa. and NORTHFIELD, Ill. – The Kraft Heinz Company (NASDAQ: KHC) is pleased to announce the successful completion of the merger between Kraft and Heinz.

The transaction creates the third-largest food and beverage company in North America and the fifth-largest food and beverage company in the world with an unparalleled portfolio of iconic brands. The complementary nature of the two brand portfolios presents substantial opportunity for synergies, which will result in increased investments in marketing and innovation. This historic transaction unites two powerful businesses and iconic brands, and provides a platform for leadership in the food industry both domestically and internationally.

Management and Governance

As previously announced, The Kraft Heinz Company’s Board of Directors is comprised of the following 11 directors: Alex Behring (who will serve as Chairman of the Board), Gregory Abel, Tracy Britt Cool, Warren Buffett, John T. Cahill (who will serve as Vice Chairman of the Board), L. Kevin Cox, Jeanne P. Jackson, Jorge Paulo Lemann, Mackey J. McDonald, John C. Pope, and Marcel Telles.

Also as previously announced, Bernardo Hees is Chief Executive Officer of The Kraft Heinz Company. The rest of the Kraft Heinz Company senior leadership team was announced on June 29, 2015.

“I am honored and humbled to be the CEO of The Kraft Heinz Company,” said Mr. Hees. “Kraft and Heinz are both world-class organizations with storied pasts and together, an even brighter future.”

KHC

Effective as of the close of trading today, July 2, 2015, Kraft Foods Group, Inc. common shares will cease trading on the NASDAQ. The Kraft Heinz Company common shares will begin trading on the NASDAQ under the trading symbol KHC on Monday, July 6, 2015.

Dividend

On July 31, 2015, The Kraft Heinz Company will pay a cash dividend of $0.55 per share to all stockholders of record at the close of business on July 27, 2015. This dividend will be in lieu of the dividend declared on June 22, 2015, by Kraft to its shareholders of record as of July 27, 2015, the payment of which was conditional on the merger not having closed by that date.

Next Steps

The Company’s immediate focus is on integrating the two businesses and establishing a new organizational structure, while delivering its financial objectives for 2015.

The Kraft Heinz Company remains committed to its hometowns with co-headquarters in Pittsburgh and the Chicago area. The Heinz brand and business will remain headquartered in Pittsburgh and the Kraft brand and business will remain headquartered in the Chicago area.

ABOUT HEINZ

H.J. Heinz Company, offering “Good Food Every Day,”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrées, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

ABOUT KRAFT FOODS GROUP

Kraft Foods Group, Inc. (NASDAQ: KRFT) is one of North America’s largest consumer packaged food and beverage companies, with annual revenues of more than $18 billion. The company’s iconic brands include Kraft, Capri Sun, Jell-O, Kool-Aid, Lunchables, Maxwell House, Oscar Mayer, Philadelphia, Planters and Velveeta. Kraft’s 22,000 employees in the U.S. and Canada have a passion for making the foods and beverages people love. Kraft is a member of the Standard & Poor’s 500 and the NASDAQ-100 indices. For more information about Kraft, visit www.kraftfoodsgroup.com and www.facebook.com/kraft.

Contact:

Media:

Michael Mullen

SVP, Corporate & Government Affairs

Phone: +1 (412) 456-5751

Email: michael.mullen@kraftheinzcompany.com

Investors:

ir@kraftheinzcompany.com

Forward-Looking Statements

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the merger, integration plans and expected synergies, anticipated future financial and operating performance and results, including estimates for growth. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, the ability to successfully integrate the businesses of Kraft and Heinz, risks related to disruption of management time from ongoing business operations due to the transaction and the risk that the merger could have an adverse effect on the ability of Kraft and Heinz to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies, and other factors. All such factors are difficult to predict and are beyond our control. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this report, except as required by applicable law or regulation.